UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

Athira Pharma, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Leading Independent Proxy Advisory Firm ISS Recommends that Athira Shareholders Vote on Athira’s WHITE Proxy Card

Athira Urges Shareholders to Vote “FOR” Athira’s Highly Qualified, Independent Director Nominees – Joseph Edelman, John M. Fluke, Jr. and Grant Pickering – on the WHITE Proxy Card Today

BOTHELL, WA, May 4, 2022 — Athira Pharma, Inc. (NASDAQ: ATHA), a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration, today announced that leading independent proxy advisory firm Institutional Shareholder Services (“ISS”) has recommended that shareholders vote on Athira’s WHITE proxy card. Athira’s board of directors unanimously urges shareholders to vote TODAY “FOR” all three of Athira’s director nominees – Joseph Edelman, John M. Fluke, Jr. and Grant Pickering – on the WHITE proxy card.

In making its recommendations, ISS stated in its May 4, 2022, report1:

•	“Despite attempting to do so, the dissident has not successfully made the case that the company must effect changes to better weather the binary path it has before it.”

•	“The dissident has not made a compelling standalone case for change on the board.”

Commenting on the ISS recommendation, the Athira board of directors issued the following statement:

We are pleased that ISS recognizes that board change is not warranted.

Your board and leadership team are focused on what matters: advancing Athira’s clinical trials so that we can bring fosgonimeton (ATH-1017) and the other molecules in our pipeline to patients and create lasting shareholder value. We have achieved a number of key milestones over the last several months and are well capitalized and advantageously positioned to execute key objectives with cash on hand to fund the organization through multiple upcoming clinical milestones. With topline results from the Phase 2 ACT-AD study expected by the end of the second quarter of 2022, we are confident that we have the right directors and leadership team to build on our momentum.

We are grateful that ISS saw Richard A. Kayne’s platform for what it really is: a misguided, personal and disruptive attempt to keep our company stuck in the past. Neither he nor his nominee possess skills or expertise that are not already well represented by our highly qualified, independent directors. We continue to believe that replacing any of our current directors with one of his nominees would threaten the significant progress that we have made to date.

[1]	Permission to use quotations neither sought nor obtained.

We urge shareholders to vote “FOR” our highly qualified directors – Joseph Edelman, John M. Fluke, Jr. and Grant Pickering – on the WHITE proxy card today.

Athira reminds shareholders that every vote is important. Shareholders are urged to discard any blue proxy materials and only to vote using the WHITE proxy card.

YOUR VOTE IS IMPORTANT!

If you have questions about how to vote your shares at the upcoming annual meeting, please call the firm assisting us with the solicitation of proxies, Innisfree M&A Incorporated, at:

1 (877) 456-3510 (toll-free from the U.S. and Canada)

or

+1 (412) 232-3651 (from other locations)

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor to Athira. Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal advisor to Athira.

About Athira Pharma, Inc.

Athira Pharma Inc., headquartered in the Seattle area, is a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration. Athira aims to provide rapid cognitive improvement and alter the course of neurological diseases with its novel mechanism of action. Athira is currently advancing its pipeline therapeutic candidates, targeting the HGF/MET neurotrophic system, for Alzheimer’s and Parkinson’s disease dementia, Dementia with Lewy bodies and neuropsychiatric indications. For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn and @athirapharma on Twitter and Instagram.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding fosgonimeton as a potential treatment for Alzheimer’s disease, Parkinson’s disease dementia, Dementia with Lewy bodies, and other dementias; Athira’s platform technology and potential therapies; future development plans; clinical and regulatory objectives and the timing thereof, including the timing of the ACT-AD and LIFT-AD clinical trials and the timing of the Phase 2 clinical trial of fosgonimeton for treatment of Parkinson’s disease dementia; interactions with regulators and the timing thereof, including anticipated timing of IND or equivalent submissions; expectations regarding the potential efficacy and commercial potential of Athira’s product candidates; the anticipated reporting of data; and Athira’s ability to advance its product candidates into later stages of development. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “on track,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” and other similar expressions, among others. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the proxy contest at Athira’s annual meeting; preliminary data for Athira’s fosgonimeton product candidate from the Phase 1a/b trials will not continue or persist in current or planned clinical trials; cessation or delay of any of the ongoing clinical trials and/or Athira’s development of fosgonimeton and other product candidates may occur; future potential regulatory milestones of fosgonimeton and other product candidates, including those related to current and planned clinical studies may be insufficient to support regulatory submissions or approval; the impact of the COVID-19 pandemic on Athira’s business, research and clinical development plans and timelines and results of operations, including impact on Athira’s clinical trial sites and contractors who act for or on Athira’s behalf, may be more severe and more prolonged than currently anticipated; the regulatory process for Athira product candidates; the outcome of legal proceedings that have been or may in the future be instituted against us and certain of our directors and officers; clinical trials may not demonstrate safety and efficacy of any of Athira’s product candidates; Athira’s assumptions regarding the sufficiency of its cash, cash equivalents and investments to fund its planned operations may be incorrect; Athira’s research and development efforts and its ability to advance product candidates into later stages of development may fail; any one or more of Athira’s product candidates may not be successfully developed, approved or commercialized; adverse conditions in the general domestic and global economic markets; the impact of competition; while P300 latency is a functional measure that is highly correlated with cognition, Athira may not successfully establish a connection between these P300 latency results and improved cognition; regulatory agencies may be delayed in reviewing, commenting on or approving any of Athira’s clinical development plans as a result of the COVID-19 pandemic, which could further delay development timelines; the impact of competition; the impact of expanded product development and clinical activities on operating expenses; the impact of new or changing laws and regulations; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

Investor & Media Contacts:

Julie Rathbun

Athira Pharma

Julie.rathbun@athira.com

206-769-9219

Andy Brimmer / Jamie Moser / Melissa Johnson

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449